Exhibit 99.1

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including statements regarding the strength of our business, illustrative financial results, and our long-term plan. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: general economic conditions, including inflation and interest rates; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; changes in consumer preferences; competition in our industry; risks related to acquisitions, new store openings and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; risks related to the cybersecurity incident announced in February 2022; our dependence on the availability of adequate capital and risks related to our debt; risks related to COVID-19; our ability to execute and achieve the expected benefits of our cost cutting or restructuring initiatives; our reliance on our fulfillment and distribution centers; natural disasters, including epidemic outbreaks; our dependence on our relationships with third party suppliers and lending institutions; risks associated with selling goods manufactured abroad; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; risks associated with our private brand offerings; we may incur asset impairment charges for goodwill, intangible assets or other long-lived assets; tax risks; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Any such forward-looking statements represent management’s estimates as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. This presentation includes information concerning economic conditions, the Company’s industry, the Company’s markets and the Company’s competitive position that is based on a variety of sources, including information from independent industry analysts and publications, as well as Camping World’s own estimates and research. Camping World’s estimates are derived from publicly available information released by third party sources, as well as data from its internal research, and are based on such data and the Company’s knowledge of its industry, which the Company believes to be reasonable. The independent industry publications used in this presentation were not prepared on the Company’s behalf. While the Company is not aware of any misstatements regarding any information in this presentation, forecasts, assumptions, expectations, beliefs, estimates and projects involve risk and uncertainties and are subject to change based on various factors. 2

Illustrative Implied Mid-Cycle Adjusted EBITDA at 320 RV Dealerships

$ in millions

	FY17 Cycle-High	F3Q23 TTM Current Cycle	Mid-Cycle Adjustments[6]	Illustrative 320 Dealerships Mid-Cycle Environment[7]
Period Ending RV Dealership Count	**124**	**205**	Future potential acquisitions	**320**
N.A. New RV Registrations[1]	472,000	385,000		~450,000
N.A. Used RV Registrations[1]	689,000	803,000		~800,000
CWH Total Units Sold	97,063	116,068	Mid-cycle unit share per dealership, discounted for potential future footprint mix[2]	~205,000
Total Revenue	$4,280	$6,398	Mid-cycle revenue per dealership[3]	~$10,875
Total Adjusted Gross Profit[4]	$1,241	$1,931	Mid-cycle gross margin[3,4]	~$3,225
Adjusted Gross Profit Margin	29%	30%		30%
Total Adjusted SG&A[4]	$824	$1,561	Mid-cycle SG&A as % of gross profit[3,4]	~$2,300
Adjusted SG&A Percent of Gross Profit[5]	66%	81%		72%
Total Floor Plan Interest Expense	$28	$79	Mid-cycle floorplan per dealership[3]	~$75
Total Adj. EBITDA	**$394**	**$315**		**~$875[8]**
Adj. EBITDA Margin	9.2%	4.9%		~8.0%

[1] New and used registrations as reported by SSI Data, LLC, d/b/a Statistical Surveys.
[2] Market share is calculated based on CWH total units sold, divided by new and used registrations as reported by SSI Data, LLC, d/b/a Statistical Surveys. Mid-cycle unit share per dealership is calculated as the average market share in fiscal years from 2015 to 2022, and trailing twelve months as of September 30, 2023, disregarding the highest and lowest observations, divided by the ending dealership count in the respective periods. In considering the potential impact of future acquisitions on CWH's footprint mix, management applied a discount to this metric to account for the potential openings of smaller footprint Manufacturer Exclusive dealerships and potential expansions into new markets that may not drive the same level of unit sales volume per dealership as the historical dealership base.
[3] Mid-cycle metrics are derived based on the average of the respective statistics in fiscal years from 2015 to 2022, and trailing twelve months as of September 30, 2023, disregarding the highest and lowest observations. Revenue per dealership is calculated as total revenue divided by the ending dealership count in the respective periods.
[4] Total gross profit and SG&A are derived based on the reported gross profit and SG&A as per the SEC filings, adjusted for restructuring costs, and other one-time expenses. See Page 3 for reconciliation.
[5] Total adjusted SG&A divided by total adjusted gross profit.
[6] Mid-cycle adjustments are considered to mitigate volatility in certain metrics due to the peak and trough cycles.
[7] Illustrative results for 320 Dealerships are estimates. We are unable to provide a reconciliation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross profit, Adjusted gross profit margin, Adjusted SG&A, and Adjusted SG&A percent of adjusted gross profit without unreasonable efforts because reconciling items cannot be provided without unreasonable efforts.
[8] A reconciliation for the total adjusted EBITDA of $875mm, to the corresponding GAAP measures for the purpose of this illustrative example cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, to derive the total adjusted EBITDA of $875mm used in this example, the total SG&A is adjusted by adding the expected stock-based compensation ("SBC") of $25mm estimated based on the average SBC as percentage of reported SG&A expenses, adjusted for restructuring costs, and other one-time expenses, in fiscal years from 2015 to 2022, and trailing twelve months as of September 30, 2023, disregarding the highest and lowest observations.

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SUPPLEMENTAL INFORMATION

Reconciliation to GAAP

($ in millions)	For the Fiscal Year Ended December 31, 2015	2016	2017	2018	2019	2020	2021	2022	For the Nine Months Ended September 30, 2023	2022	TTM Ended September 30, 2023
EBITDA											
Net Income / (loss)	$170.796	$198.476	$230.692	$65.581	($120.301)	$344.215	$642.075	$351.031	$100.519	$408.232	$43.318
Other interest expense, net	53.377	48.318	42.959	63.329	69.363	54.689	46.912	75.745	99.873	49.762	125.856
Depreciation and amortization	24.101	24.695	31.545	49.322	59.932	51.981	66.418	80.304	49.462	61.369	68.397
Income tax expense	1.293	5.800	154.910	30.790	29.582	57.743	92.124	99.084	17.533	75.808	40.809
Subtotal EBITDA	**$249.567**	**$277.289**	**$460.106**	**$209.022**	**$38.576**	**$508.628**	**$847.529**	**$606.164**	**$267.387**	**$595.171**	**$278.380**
Loss and expense on debt restructure (1)	-	6.270	0.849	2.056	-	-	13.468		-	-	-
Long-lived asset impairment (2)	-	-	-	-	66.270	12.353	3.044	4.231	9.269	3.505	9.995
Lease termination (3)	-	-	-	-	(0.686)	4.547	2.211	1.614	0.375	1.122	0.867
Loss (gain) on sale of assets and disposition of stores (4)	1.452	(0.564)	(0.133)	2.810	11.492	1.332	(0.576)	0.622	(5.001)	0.390	(4.769)
Goodwill impairment (5)	-	-	-	40.046	-	-	-	-	-	-	-
Equity-based compensation (6)	-	1.597	5.109	14.088	13.145	20.661	47.936	33.847	18.316	27.434	24.729
Acquisitions – transaction costs (7)	-	-	2.662	-	-	-	-	-	-	-	-
Gander Outdoors pre-opening costs (8)	-	-	26.352	43.156	-	-	-	-	-	-	-
Restructuring costs (9)	-	-	-	-	47.223	17.609	25.701	7.026	4.808	5.548	6.286
Monitoring Fees (10)	2.500	1.875	-	-	-	-	-	-	-	-	-
Tax Receivable Agreement adjustment (11)	-	-	(100.758)	1.324	(10.005)	(0.141)	2.813	(0.114)	(1,680)	-	(1.794)
(Gain) loss and impairment on investments in equity securities (12)	-	-	-	-	-	-	-	-	1,660	-	1.660
Adjustment to normalize rent on right-to-use assets (13)	(7.598)	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA	**$245.921**	**$286.467**	**$394.187**	**$312.502**	**$166.015**	**$564.989**	**$942.126**	**$653.390**	**$295.134**	**$633.170**	**$315.354**
Current portion of long-term debt	$52.089	$6.450	$9.465	$12.977	$14.085	$12.174	$15.822	$25.229	$23.257		
Current portion of finance lease liabilities	0.771	1.224	0.844	0.023	-	2.240	4.964	10.244	5.563		
Long-term debt, net of current portion	673.304	620.303	907.437	1,152.888	1,153.551	1,122.675	1,377.751	1,484.416	1,522.495		
Finance lease liabilities, net of current portion	0.751	0.841	0.023	-	-	27.742	74.752	94.216	99.060		
Revolving line of credit	-	-	-	38.739	40.885	20.885	20.885	20.885	20.885		
Total Debt	**$726.915**	**$628.818**	**$917.769**	**$1,204.627**	**$1,208.521**	**$1,185.716**	**$1,494.174**	**$1,634.990**	**$1,671.260**		
Less: Cash and cash equivalents	(92.025)	(114.196)	(224.163)	(138.557)	(147.521)	(166.072)	(267.332)	(130.131)	(53.318)		
Net Debt	**$634.890**	**$514.622**	**$693.606**	**$1,066.070**	**$1,061.000**	**$1,019.644**	**$1,226.842**	**$1,504.859**	**$1,617.942**		

1) Represents the loss and expense incurred on debt restructure and financing expense incurred from the New Term Loan Facility in 2021, the Third Amendment to the Previous Term Loan Facility in 2018, the First and Second Amendment to the Previous Term Loan Facility in 2017, the write-off of a portion of the original issue discount, capitalized finance costs from the Previous Term Loan Facilities, and rating agency fees and legal expenses related to the Previous Term Loan Facilities in 2016.
2) Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
3) Represents the (loss) / gain on the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination fees.
4) Represents an adjustment to eliminate the losses and gains on disposals and sales of various assets.
5) Represents a goodwill impairment charge of $40.0 million related to the RV and Outdoor Retail segment in the fourth quarter of 2018.
6) Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
7) Represent transaction expenses, primarily legal costs, associated with acquisitions into new or complementary markets, including the Gander Mountain acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, and other RV and Outdoor Retail segment business acquisitions which are considered recurring in nature.
8) Represents pre-opening store costs associated with the Gander Outdoors store openings, which is comprised of 1) Gander Outdoors-specific corporate and retail overhead, 2) distribution center expenses, and 3) store-level startup expenses. The Company incurred significant costs related to the initial rollout of Gander Outdoors locations. Based on the nature of the acquisition through a bankruptcy auction and the large quantity of retail locations opened and to be opened in a very compressed timeframe, the Company does not deem the pre-opening store costs for the initial rollout of Gander Outdoors locations to be normal, recurring charges. The Company does not intend to adjust for pre-opening store costs other than for the initial rollout of Gander Outdoors.
9) Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately (see (3) above).
10) Represents monitoring fees paid pursuant to a monitoring agreement to Crestview and Stephen Adams. The monitoring agreement was terminated on October 6, 2016 in connection with our IPO.
11) Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate and the transfer of certain assets from GSS Enterprises LLC ("GSS") to Camping World, Inc. ("CW").
12) Represents gain and loss and impairment on investments in equity securities and interest income relating to any notes receivables with those investments for period beginning after December 31, 2022.
13) Represents an adjustment to rent expense for certain right-to-use assets that were derecognized in the fourth quarter of 2015 due to lease modifications that resulted in the leases meeting the requirements to be reported as operating leases.

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SUPPLEMENTAL INFORMATION – cont'd

Reconciliation to GAAP and Other Information

($ in millions)	For the Fiscal Year Ended December 31,								For the Nine Months Ended September 30,		TTM Ended September 30,
	2015	2016	2017	2018	2019	2020	2021	2022	2023	2022	2023
End of Period No. of RV Dealerships	98	105	124	141	154	160	175	189	205	184	205
Total Revenue	$3,275.257	$3,516.307	$4,279.830	$4,792.017	$4,892.019	$5,446.591	$6,913.754	$6,967.013	$5,117.214	$5,686.710	$6,397.517
Gross Profit	$895.467	$993.733	$1,240.914	$1,362.932	$1,287.398	$1,702.479	$2,456.328	$2,262.284	$1,535.208	$1,870.683	$1,926.809
Add: Restructuring costs – applicable to cost of revenue (1)	-	-	-	-	42.494	1.187	15.017	-	4.089	-	4.089
Adjusted Gross Profit	**$895.467**	**$993.733**	**$1,240.914**	**$1,362.932**	**$1,329.892**	**$1,703.666**	**$2,471.345**	**$2,262.284**	**$1,539.297**	**$1,870.683**	**$1,930.898**
As % of Total Revenue	27.3%	28.3%	29.0%	28.4%	27.2%	31.3%	35.7%	32.5%			30.2%
Selling, general, and administrative ("SG&A")	$634.890	$691.884	$853.160	$1,069.359	$1,141.643	$1,156.071	$1,573.609	$1,606.984	$1,201.901	$1,245.540	$1,563.345
Less: Restructuring costs – applicable to SG&A (2)	-	-	-	-	4.729	16.422	10.684	7.026	0.719	5.548	2.197
Less: Acquisitions – transaction costs (3)	-	-	2.662	-	-	-	-	-	-	-	-
Less: Gander Outdoors pre-opening costs (4)	-	-	26.352	43.156	-	-	-	-	-	-	-
Less: Monitoring Fees (5)	2.500	1.875	-	-	-	-	-	-	-	-	-
Less: Loss (gain) on sale of assets and disposition of stores (6)	1.452	-	-	-	-	-	-	-	-	-	-
Less: Adjustment to normalize rent on right-to-use assets (7)	(7.598)	-	-	-	-	-	-	-	-	-	-
Adjusted SG&A	**$638.536**	**$690.009**	**$824.146**	**$1,026.203**	**$1,136.914**	**$1,139.649**	**$1,562.925**	**$1,599.958**	**$1,201.182**	**$1,239.992**	**$1,561.148**
As % of Adjusted Gross Profit	71.3%	69.4%	66.4%	75.3%	85.5%	66.9%	63.2%	70.7%			80.9%
Floor plan interest expense	$11.248	$18.854	$27.690	$38.315	$40.108	$19.689	$14.108	$42.031	$61.298	$24.483	$78.846
Equity-based compensation	-	$1.597	$5.109	$14.088	$13.145	$20.661	$47.936	$33.847	$18.316	$27.434	$24.729

Excluded resulting from the trim average calculation

1) See footnote (9) of the previous page. These restructuring costs were included in costs applicable to revenue – products, service and other in the consolidated statements of operations.
2) See footnote (9) of the previous page. These restructuring costs were included in selling, general, and administrative expenses in the consolidated statements of operations.
3) See footnote (7) of the previous page.
4) See footnote (10) of the previous page.
5) See footnote (4) of the previous page. Note that these costs were only added back in 2015 because it is not a separate line item in the consolidated statements of operations.
6) See footnote (13) of the previous page.

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